UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 27, 2011 (June 21, 2011)

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s Annual Meeting of Stockholders held on June 21, 2011 (the “Annual Meeting”), the Company’s stockholders approved the Company’s 2011 Incentive Plan (the “Plan”).  A summary of the terms and conditions of the Plan is included in Proposal 4 of the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 16, 2011, which summary is incorporated herein by reference.  The summary is qualified in all respects by the full text of the Plan, which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

At its June 21, 2011 meeting, the Board of Directors of the Company amended Section 12.10 of the Plan to limit awards without minimum vesting periods to not more than 5% of the shares of common stock available for awards under the Plan.  The Plan attached to this Report as Exhibit 10.1 includes the amended Section 12.10.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, three Directors were re-elected and four proposals were voted on, with the results set forth below:

1.           The stockholders elected each of the three nominees for director for a three-year term with the vote specified below:

Nominee	For	Withheld	Broker Non-votes
Stanley (Mickey) Steinberg	110,828,448	3,333,275	10,515,890
Gerald R. Szczepanski	109,762,807	4,398,916	10,515,890
Lawrence S. Zilavy	108,346,050	5,815,673	10,515,890

2.           The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, by the following vote:

For:	90,100,867
Against:	23,444,599
Abstain:	616,257
Broker Non-votes:	10,515,890

3.           The Company’s stockholders recommended, on a non-binding, advisory basis, that the Company conduct future stockholder advisory votes on the compensation of the named executive officers of the Company every year, by the following vote:

1 Year:	93,840,865
2 Years:	1,404,834
3 Years:	8,820,924
Abstain:	1,565,088
Broker Non-votes:	19,045,902

The Company has considered the stockholder vote regarding the frequency of stockholder advisory votes on the compensation of the named executive officers of the Company and intends to hold an advisory vote on the compensation of the named executive officers every year until the next vote on frequency, which will be no later than the Company’s Annual Meeting of Stockholders in 2017.

4.           As indicated in Item 5.02 above, the Company’s stockholders approved, by the following vote, the GameStop Corp. 2011 Incentive Plan:

For:	105,480,022
Against:	8,422,198
Abstain:	259,503
Broker Non-votes:	10,515,890

5.           The stockholders ratified the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2012, by the following vote:

For:	123,507,890
Against:	941,058
Abstain:	228,665

Item 8.01.  Other Events.

At the Annual Meeting, Daniel DeMatteo, the Company’s Executive Chairman, noting that Leonard Riggio’s term as a Director was ending at the Annual Meeting, made the following remarks:

“While our annual meeting is a type of summation to the year, giving GameStop a chance to directly communicate with you -- our shareholders, I would like to interject a closing note.  As you know, Len Riggio has decided not to stand for re-election to the GameStop board due to other time commitments.  Len was the inspirational founder of what has become the largest video game retailer in the world -- your company, GameStop.

He has provided not only insight and constant encouragement to me and our other co-founder, Dick Fontaine, but just as importantly has provided the roadmap that served as the foundation for perhaps the most important element of our company’s success -- the creation of a culture that has demonstrated that GameStop is so much larger than the sum of the visible senior executive parts. He was a visionary with respect to our transformation and has always shown loyalty and support for the addition of new talent, capital and acquisitions to reposition us as a multichannel player.

Len has been the inspiration for a simple fact that, in my opinion, too many other companies seem to miss:  when everyone has a stake in the success of a venture and everyone has ideas that are equal at the table, we end up with better ideas from great people at all levels of our large and diverse organization.

We are very proud that our company is one reflecting the good work of so many.  I am very proud that Len Riggio, among so many key contributions, personalized that very basic, very rare, management direction from day one.

ACT SMALL/BE HUMBLE/THINK BIG/DREAM HUGE, a Len Riggio roadmap, has become our roadmap.

Len has been invaluable as a founder, board member, friend, and mentor, and I felt it important enough to share this recognition with all of you today.”

ITEM 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                      GameStop Corp. 2011 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: June 27, 2011	By:	/s/ Robert A. Lloyd
Robert A. Lloyd Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	GameStop Corp. 2011 Incentive Plan